Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
865 South Figueroa Street
Suite 3400
Los Angeles, CA 90017
www.cbre.com

FOR IMMEDIATE RELEASE — August 4, 2004

For further information:
Kenneth Kay Senior Executive Vice President and Chief Financial Officer 213.438.4833	Steve Iaco Director of Corporate Communications 212.984.6535	Shelley Young Director of Investor Relations 212.984.8359

CB Richard Ellis Group, Inc. Reports Improved Second Quarter 2004 Results

Los Angeles, CA - (August 4, 2004) — CB Richard Ellis Group, Inc. (NYSE:CBG) today reported revenue of $550.9 million and net income of $3.0 million, or $0.04 per diluted share, for the second quarter of 2004.  Excluding $19.4 million (after-tax) of one-time items, the Company would have earned net income of $22.4 million, or $0.32 per diluted share, an increase of $14.4 million, or $0.13 per diluted share, from the second quarter of 2003.

The one-time items totaling $30.9 million pre-tax (or $19.4 million after-tax as mentioned above) consisted of certain costs associated with the acquisition of Insignia Financial Group, Inc. in July of 2003 and the initial public offering of the Company’s common stock in June of 2004, and included:

•                  $0.9 million (or $0.6 million after-tax), or $0.01 per diluted share, of intangible asset amortization expense related to the Insignia net revenue backlog(1) (included in depreciation and amortization expenses);

•                  $15.0 million (or $9.4 million after-tax), or $0.14 per diluted share, of merger-related charges (separately identified in costs and expenses) and integration costs (included in operating, administrative and other expenses); and

•                  $15.0 million (or $9.4 million after-tax), or $0.13 per diluted share, of one-time bonus payments to several of the Company’s non-executive real estate advisory

(1)  The intangible asset amortization pertains to the net revenue backlog acquired in the Insignia transaction.  Net income cannot be recognized from purchased backlog; hence this amortization expense offsets that portion of operating income that was generated from the Insignia backlog acquired.

services employees pursuant to their employment agreements as a result of the initial public offering (included in operating, administrative and other expenses).

A reconciliation of net income to adjusted net income is provided in the exhibits to this release.  The operating results for 2004 include the operations of Insignia.  However, the operating results for the first half of 2003 do not include the operations of Insignia, as the Insignia acquisition occurred on July 23, 2003.

Revenue

Second quarter revenue increased 71.2% to $550.9 million, compared with $321.7 million for the second quarter of 2003.  The revenue increase was aided significantly by the contribution from Insignia, particularly in major business centers such as New York and London.  Improved U.S. economic conditions also fueled organic revenue growth of approximately 17%, as sales and leasing activity rose sharply from the year-earlier quarter.

EBITDA(2)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) totaled $39.0 million for the second quarter ended June 30, 2004, an increase of $7.2 million, or 22.8%, from the same period last year.  However, the aforementioned merger and integration related charges and one-time compensation expense reduced EBITDA for the current period by $30.0 million.  A reconciliation of net income to EBITDA is provided in the exhibits to this release.

(2) The Company’s management believes that EBITDA is useful in evaluating its performance compared to that of other companies in its industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance.  As a result, the Company’s management uses EBITDA as a measure to evaluate the performance of various business lines and for other discretionary purposes, including as a significant component when measuring its performance under its employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles (GAAP), and when analyzing our operating performance, readers should use EBITDA in addition to, and not as an alternative for, operating income (loss) and net income (loss), each as determined in accordance with GAAP.  Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax payments and debt service requirements.  The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

For a reconciliation of EBITDA with the most comparable financial measures calculated and presented in accordance with GAAP, see the section of this press release titled “Non-GAAP Financial Measures.”

Interest Expense

As part of the Company’s deleveraging efforts, in May and June of 2004 the Company repurchased $21.6 million of its 11¼% senior subordinated notes in the open market.  Premium costs associated with the repurchase, as well as the related write-off of unamortized deferred financing costs and discount, resulted in a $4.0 million increase in interest expense in the current quarter and year-to-date results.

“We are very pleased with our performance this quarter, and the progress we have made in integrating the operations of Insignia over the past year,” said Ray Wirta, chief executive officer of CB Richard Ellis.

“Our second quarter results reflect continued strength in investment markets in the U.S. and internationally, and gradually improving leasing markets,” said Mr. Wirta.  “Higher interest rates have not dampened demand for U.S. investment properties.  Indeed, there remains a surplus of capital in pursuit of income-producing assets as yields remain attractive relative to alternative investments.  Stronger economic activity and returning business confidence have improved most U.S. office leasing markets.  Demand for space has been steadily increasing, as reflected in improved absorption compared with a year ago.

“Offshore, we are continuing to score notable successes, especially within the investment markets, where activity remains brisk across the regions. Investors are increasing their allocations to real estate, attracted by stable returns.  The first half of 2004 has seen the first signs of improvement in key office leasing markets throughout Europe,” he added.

Americas Region

Second quarter revenue for the Americas region, including the U.S., Canada, Mexico and South America, increased 63.4% to $396.2 million, compared with $242.5 million for the second quarter of 2003.  This increase was primarily related to stronger sales and leasing activity fueled by the improved U.S. economy and contributions from the Insignia operations.  Organic revenue growth in the Americas region was approximately 14% in the quarter.

Operating income for the Americas region totaled $14.1 million for the second quarter of 2004 compared with $17.2 million for the second quarter of 2003.  The $3.1 million decrease was caused by $0.9 million of amortization expense related to the Insignia net revenue backlog, $13.2 million of the $15.0 million of merger-related and integration costs incurred worldwide, and $15.0 million of one-time IPO-related compensation expense.

Excluding these items, which combined total $29.1 million, operating income for this region would have been $43.2 million, an increase of 128.3% from the second quarter of 2003.

The Americas region’s EBITDA totaled $24.6 million for the second quarter of 2004, a decrease of $0.9 million from last year’s second quarter.  The previously mentioned $13.2 million of merger and integration related charges and the $15.0 million of one-time IPO-related compensation expense negatively affected the region’s EBITDA during the current period.

Europe, Middle East and Africa (EMEA) Region

Revenue for the EMEA region, mainly consisting of operations in Europe, increased 120.8% to $115.2 million for the second quarter of 2004, compared with $52.2 million for the second quarter of 2003.  Operating income for the EMEA region totaled $6.5 million for the second quarter ended June 30, 2004, compared with $1.4 million for the same period last year.  EBITDA for the EMEA region totaled $8.9 million for the second quarter of 2004, an increase of $6.6 million from last year’s same period results.  The year-over-year improvement in results primarily reflects contributions from the Insignia operations, particularly in London and Paris.

Asia Pacific Region

In the Asia Pacific region, which includes operations in Asia, Australia and New Zealand, revenue totaled $39.6 million for the second quarter of 2004, an increase of 46.4% from $27.0 million for the second quarter of 2003.  Operating income for our Asia Pacific segment totaled $4.8 million for the second quarter ended June 30, 2004, compared with $3.0 million for the same period last year. EBITDA for the Asia Pacific segment totaled $5.5 million for the second quarter ended June 30, 2004, an increase of $1.5 million from last year’s same period results. The improved results reflect the Company’s success in increasing market share in Australia and Japan.  There were no one-time costs associated with the Insignia acquisition or the initial public offering in the Asia Pacific segment.

Line of Business Performance

The investment management business continues to grow globally with assets under management now exceeding $15 billion. Mortgage lending revenue, despite increasing interest rates, is running more than 40% ahead of last year’s performance year-to-date and this improvement in entirely organic. In outsourcing services, where we manage in excess of 730 million square feet globally, we have had a number of notable portfolio wins with more anticipated through year-end. Our valuation business, which we believe is the world’s largest, is also on track for a record year. Generally speaking, all of our business lines are ahead of our expectations with good momentum going into the last six months of the year.

Six-month Results

Six-month revenue increased 69.4% to $991.9 million, compared with the same period last year.  The Company posted a net loss of $13.6 million, or $0.22 per diluted share, for the six months ended June 30, 2004 versus net income of $3.8 million, or $0.09 per diluted share, for the six months ended June 30, 2003.

Excluding amortization expense related to the Insignia net revenue backlog  ($7.7 million pre-tax); Insignia merger and integration related charges ($30.3 million pre-tax) and the one-time IPO-related compensation expense ($15.0 million pre-tax), the company would have earned net income of $19.8 million, or $0.29 per diluted share, for the six months ended June 30, 2004.  The six-months of 2004 net income, as adjusted, represents an increase of $13.1 million, or $0.13 per diluted share, as compared with the same period in 2003.  A reconciliation of net income to adjusted net income is provided in the exhibits to this release.

EBITDA for the six months ended June 30, 2004 was $49.0 million, essentially unchanged from last year’s same period, despite the inclusion of $45.3 million of the previously mentioned merger-related charges, integration costs, and one-time compensation expense.

2004 Guidance

The Company expects to achieve full year revenues of approximately $2.1 billion and earnings to be above $0.63 per diluted share.

We expect our full year one-time costs to be approximately  $83 million (or $52 million after-tax), which are comprised of:

•                  $14 million (or $9 million after-tax) of intangible asset amortization expense related to Insignia net revenue backlog;

•                  $36 million (or $22 million after-tax) of Insignia merger and integration related costs;

•                  $15 million (or $9.4 million after-tax) of one-time compensation expense; and

•                  $18 million (or $11 million after-tax) of one-time premium costs and write-offs associated with the repayment of debt with the net proceeds from the initial public offering.

Excluding these one-time items, the Company anticipates full year 2004 earnings will be above $1.35 per diluted share.

The Company’s second-quarter earnings conference call will be held on Thursday, August 5 at 8:30 a.m. EDT.  A live Webcast will be accessible through the Investor Relations section of the Company’s Web site at www.cbre.com.

To access the call, dial 888-423-3276 (US) and 612-332-0636 (outside the US) and use access code 740151. A replay of the call will be available at 800-475-6701 (US) and 320-365-3844 (outside the US) beginning at 12:00 p.m. EDT on August 5 and ending at 3:00 a.m. EDT on August 12.  The access code for the replay is 740151.  A transcript of the call will be available on the Investor Relations section of the Web site.

This release contains forward-looking statements within the meaning of the ‘‘safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this release.  Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any them to reflect actual results, any changes in expectations or results or any change in events.  If the Company does update one or more forward-looking statements, no inference should be drawn that it will

make additional updates with respect to those or other forward-looking statements.   Factors that could cause results to differ materially include, but are not limited to: commercial real estate vacancy levels; employment conditions and their effect on vacancy rates; property values; rental rates; any general economic recession domestically or internationally; and general conditions of financial liquidity for real estate transactions.

Additional information concerning factors that may influence CB Richard Ellis Group’s financial information can be found in its press releases as well as its periodic filings with the Securities and Exchange Commission.  In this regard, risk factors are specifically discussed under the headings “Risks Related to Our Business” and “Forward-Looking Statements” in CB Richard Ellis Group’s Form 10-K/A for the year ended December 31, 2003, filed June 28, 2004.  Such filings are available publicly and may be obtained off the company’s website at www.cbre.com or upon request from CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.

About CB Richard Ellis

Headquartered in Los Angeles, CB Richard Ellis is the world’s largest commercial real estate services firm (in terms of 2003 revenue). With approximately 13,500 employees, the company serves real estate owners, investors and occupiers through more than 220 offices worldwide (excluding affiliate and partner offices). The company’s core services include property sales, leasing and management; corporate services; facilities and project management; mortgage banking; investment management; appraisal and valuation; research; and consulting.  For more information, visit the company’s Web site at www.cbre.com.

CB RICHARD ELLIS GROUP, INC.

OPERATING RESULTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue	$550,916	$321,717	$991,908	$585,441

Costs and expenses:
Cost of services	272,611	153,066	496,833	276,665
Operating, administrative and other	230,539	137,421	429,790	263,596
Depreciation and amortization	10,830	6,329	27,661	12,500
Merger-related charges	11,574	3,310	21,534	3,310
Total costs and expenses	525,554	300,126	975,818	556,071

Operating income	25,362	21,591	16,090	29,370
Equity income from unconsolidated subsidiaries	2,768	3,801	5,294	6,864
Interest income	1,950	701	4,257	1,776
Interest expense	23,175	16,940	43,854	31,264

Income (loss) before provision (benefit) for income taxes	6,905	9,153	(18,213)	6,746
Provision (benefit) for income taxes	3,940	3,981	(4,610)	2,921

Net income (loss)	$2,965	$5,172	$(13,603)	$3,825

Net income (loss) margin	0.5%	1.6%	(1.4)%	0.7%

Basic income (loss) per share	$0.05	$0.12	$(0.22)	$0.09

Weighted average shares outstanding for basic income (loss) per share	63,990,494	41,683,699	63,256,275	41,667,644

Diluted income (loss) per share	$0.04	$0.12	$(0.22)	$0.09

Weighted average shares outstanding for diluted income (loss) per share	69,375,929	42,523,893	63,256,275	42,462,801

EBITDA	$38,960	$31,721	$49,045	$48,734

CB RICHARD ELLIS GROUP, INC.

SEGMENT RESULTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Americas

Revenue	$396,192	$242,537	$723,383	$442,487
Costs and expenses:
Cost of services	207,612	120,936	381,508	215,929
Operating, administrative and other	156,426	98,017	291,591	187,182
Depreciation and amortization	7,653	4,669	17,962	9,191
Merger-related charges	10,381	1,738	17,997	1,738
Operating income	$14,120	$17,177	$14,325	$28,447

EBITDA	$24,592	$25,463	$37,586	$44,481

EMEA

Revenue	$115,154	$52,152	$200,511	$97,630
Costs and expenses:
Cost of services	47,363	20,818	83,588	40,381
Operating, administrative and other	57,735	27,459	108,802	53,149
Depreciation and amortization	2,387	908	8,093	1,821
Merger-related charges.	1,193	1,572	3,537	1,572
Operating income (loss)	$6,476	$1,395	$(3,509)	$707

EBITDA	$8,884	$2,321	$4,367	$2,420

Asia Pacific

Revenue	$39,570	$27,028	$68,014	$45,324
Costs and expenses:
Cost of services	17,636	11,312	31,737	20,355
Operating, administrative and other	16,378	11,945	29,397	23,265
Depreciation and amortization	790	752	1,606	1,488
Operating income	$4,766	$3,019	$5,274	$216

EBITDA	$5,484	$3,937	$7,092	$1,833

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)                                     Net income, as adjusted for one-time items

(ii)                                  Diluted earnings per share, as adjusted for one-time items

(iii)                               EBITDA

(iv)                              Operating income, as adjusted for one-time items

The Company believes that these non-GAAP financial measures provide a more complete understanding of ongoing operations and enhance comparability of current results to prior periods as well as presenting the effects of one-time items in the quarter.  The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze financial performance without the impact of one-time items that may obscure trends in the underlying performance of its business.

Net income, as adjusted for one-time items and diluted earnings per share, as adjusted for one-time items are calculated as follows (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004		2003

Net income (loss)	$2,965	$5,172	$(13,603)		$3,825
Amortization expense relating to net revenue backlog acquired in the Insignia acquisition, net of tax	567	—	4,855		—
Merger-related charges related to the Insignia acquisition, net of tax	7,281	2,803	13,547		2,803
Integration costs related to the Insignia acquisition, net of tax	2,167	—	5,533		—
One-time compensation expense related to the initial public offering, net of tax	9,437	—	9,437		—

Net income, as adjusted	$22,417	$7,975	$19,769		$6,628

Diluted income per share, as adjusted	$0.32	$0.19	$0.29		$0.16

Weighted average shares outstanding for diluted income per share, as adjusted	69,375,929	42,523,893	68,499,765	(1)	42,462,801

(1)          With adjustments to arrive at “Net income, as adjusted,” a net loss translates into a net income position on an adjusted basis.  Accordingly, the weighted average impact of the dilutive effect of potential common shares of 5,243,490 have been considered in determining the dilutive earnings per share impact on an adjusted basis.

EBITDA for the Company is calculated as follows (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net income (loss)	$2,965	$5,172	$(13,603)	$3,825
Add:
Depreciation and amortization	10,830	6,329	27,661	12,500
Interest expense	23,175	16,940	43,854	31,264
Provision (benefit) for income taxes	3,940	3,981	(4,610)	2,921
Less:
Interest income	1,950	701	4,257	1,776
EBITDA	$38,960	$31,721	$49,045	$48,734

Operating income, as adjusted for one-time items is calculated as follows (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Americas

Operating income	$14,120	$17,177	$14,325	$28,447
Amortization expense relating to net revenue backlog acquired in the Insignia acquisition	901	—	4,393	—
Merger-related charges related to the Insignia acquisition	10,381	1,738	17,997	1,738
Integration costs related to the Insignia acquisition	2,779	—	7,502	—
One-time compensation expense related to the initial public offering	15,000	—	15,000	—

Operating income, as adjusted	$43,181	$18,915	$59,217	$30,185

EMEA

Operating income (loss)	$6,476	$1,395	$(3,509)	$707
Amortization expense relating to net revenue backlog acquired in the Insignia acquisition	—	—	3,324	—
Merger-related charges related to the Insignia acquisition	1,193	1,572	3,537	1,572
Integration costs related to the Insignia acquisition	665	—	1,293	—

Operating income, as adjusted	$8,334	$2,967	$4,645	$2,279

Asia Pacific

The Asia Pacific segment did not incur any one-time costs associated with the Insignia acquisition or the initial public offering.

The Company does not allocate net interest expense or provision (benefit) for income taxes among its segments.  Accordingly, EBITDA for segments is calculated as follows (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Americas

Operating income	$14,120	$17,177	$14,325	$28,447
Add:
Depreciation and amortization	7,653	4,669	17,962	9,191
Equity income from unconsolidated subsidiaries	2,819	3,617	5,299	6,843

EBITDA	$24,592	$25,463	$37,586	$44,481

EMEA

Operating income (loss)	$6,476	$1,395	$(3,509)	$707
Add:
Depreciation and amortization	2,387	908	8,093	1,821
Equity income (loss) from unconsolidated subsidiaries	21	18	(217)	(108)

EBITDA	$8,884	$2,321	$4,367	$2,420

Asia Pacific

Operating income	$4,766	$3,019	$5,274	$216
Add:
Depreciation and amortization	790	752	1,606	1,488
Equity (loss) income from unconsolidated subsidiaries	(72)	166	212	129

EBITDA	$5,484	$3,937	$7,092	$1,833

CB RICHARD ELLIS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 30, 2004	December 31, 2003

Assets:
Cash and cash equivalents	$179,592	$163,881
Restricted cash	12,044	14,899
Warehouse receivable (1)	219,935	230,790
Other current assets	422,384	429,412
Property and equipment, net	123,384	113,569
Goodwill and other intangible assets, net	946,294	951,289
Deferred compensation assets	79,094	76,389
Other assets, net	236,349	233,252

Total assets	$2,219,076	$2,213,481

Liabilities:
Current liabilities, excluding debt	$468,008	$551,995
Warehouse line of credit (1)	219,935	230,790
Senior secured term loan tranche B	280,000	297,500
11 1/4% senior subordinated notes	204,913	226,173
9 3/4% senior notes	200,000	200,000
16% senior notes	35,800	35,472
Other debt (2)	73,284	82,907
Deferred compensation liability	143,846	138,037
Other long-term liabilities	131,930	111,022

Total liabilities	1,757,716	1,873,896

Minority interest	8,163	6,656

Stockholders’ equity	453,197	332,929

Total liabilities and stockholders’ equity	$2,219,076	$2,213,481

(1)           Includes Freddie MAC loan receivables and related non-recourse warehouse line of credit of $219.9 million and $230.8 million at June 30, 2004 and December 31, 2003, respectively.

(2)           Includes non-recourse debt relating to a building investment in Japan of $42.6 million and $43.7 million at June 30, 2004 and December 31, 2003, respectively.